EXHIBIT 99.5

                                     [LOGO]

           BOOK-ENTRY ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
                        (WITHOUT OWNER OPTION TO REDEEM)
          OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES

                           Letter of Representations

                    [To be Completed by Issuer and Trustee]

                                [NAME OF TRUST]
                    ---------------------------------------
                                [Name of Issuer]

                                   [Trustee]
                    ---------------------------------------
                               [Name of Trustee]

                                                                       [Date]
                                                                    ------------

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street, 49th Floor
New York, NY 10041-0099

            Re:   [NAME OF TRUST]
                ----------------------------------------------------------------
                  Commercial Mortgage Bonds
                ----------------------------------------------------------------
                  Series [_________]
                ----------------------------------------------------------------
                              [Trust Description]

Ladies and Gentlemen:

      This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Indenture Trustee will act as Indenture trustee with respect to the Securities pursuant to a trust indenture dated _________ (the "Document"). _________________ is distributing
                                              [Underwriter]
the Securities through The Depository Trust Company ("DTC").

      To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Indenture Trustee make the following representations to DTC:

      1. Prior to closing on the Securities on _________ there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each class of the Securities in the face amounts set forth on Schedule A hereto, the total of which represent 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any class exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Indenture Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Indenture Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at
(212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

      3. In the event of retirement of all outstanding Securities (a "full reduction"), the Indenture Trustee shall send a notice to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Issuer or Indenture Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the retirement date. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close


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

of business on the business day before or, if possible, two business days before such 30-60 day time period described above. Indenture Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP number (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notices). Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at
(516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 277-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                  Manager, Call Notification Department
                  The Depository Trust Company
                  711 Stewart Avenue
                  Garden City, NY 11530-4719

      4. [Intentionally Omitted].

      5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

      6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original principal amount (or other minimum authorized denomination if less than $1,000 principal amount) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                  Manager, Announcements
                  Dividend Department
                  The Depository Trust Company
                  7 Hanover Square, 22nd Floor
                  New York, NY 10004-2695

      7. [The interest accrual period is record date to record date.]

      8. Indenture Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.


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

      9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Indenture Trustee and DTC, provided that in connection with the final payment of the Securities, the Securities of each class are first presented and surrendered to the Indenture Trustee). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                  The Chase Manhattan Bank
                  ABA 02100001
                  For credit to A/C The Depository Trust Company
                  Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                  Manager, Announcements
                  Dividend Department
                  The Depository Trust Company
                  7 Hanover Square, 22nd Floor
                  New York, NY 10004-2695

      10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Indenture Trustee and DTC, such payments shall be wired as follows:

                  The Chase Manhattan Bank
                  ABA 02100001
                  For credit to A/C The Depository Trust Company
                  Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.


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

      11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (sent as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Indenture Trustee and DTC, such payments shall be wired as follows:

                  The Chase Manhattan Bank
                  ABA 02100001
                  For credit to A/C The Depository Trust Company
                  Reorganization Account 066-027608

      12. DTC may direct Issuer of Indenture Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

      13. In the event of a full reduction or any other similar transaction necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Indenture Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Indenture Trustee prior to payment, if required.

      14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, or in the event that the beneficial owners make such determination, Indenture Trustee, after such determination, shall notify DTC of the availability of certificates. In such event, Indenture Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others. For such purposes, the Indenture Trustee may conclusively rely on a Securities Position Listing provided by DTC as to the DTC Participants with respect to the Securities.

      15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Indenture Trustee (at which time DTC will confirm with Issuer or Indenture Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Indenture Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts. For such purposes, the Indenture Trustee may conclusively rely on a Securities Position Listing provided by DTC as to the DTC Participants with respect to the Securities.

      16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

      17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

      18. There will be no case in which a partial retirement or an invitation to tender the Securities will occur.

      19. DTC's Proxy Department is hereby authorized to provide, and hereby agrees to provide to the Issuer and the Indenture Trustee for its customary fee, Securities Position Listings of DTC Participants with respect to the Securities from time to time at the written request of the Issuer or the Indenture Trustee in accordance with DTC procedures.

      20. This Letter of Representations may be executed in one or more counterparts.

      21. DTC will take any action permitted to be taken by a holder of a Security under the Document only at the direction of one or more of its participating organizations ("Participants") to whose account with DTC an undivided interest in the Security is credited. DTC will take any such action that it is so directed to take only with respect to the portion of the Security represented by the undivided interest therein of the Participant(s) giving such direction. DTC may take conflicting actions with respect to the portion of the Security represented by other undivided interests therein to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Notes:                                   Very truly yours

A. If there is a Trustee (as
defined in this Letter of                ---------------------------------------
Representations), Trustee as well                    (Issues)
as Issuer must sign this Letter. If
there is no Trustee, in signing          By:
this Letter Issuer itself                   ------------------------------------
undertakes to perform all of the               (Authorized Officer's Signature)
obligations set forth herein.

B. Schedule B contains statements        ---------------------------------------
that DTC believes accurately                         (Trustee)
describe DTC, the method of
effecting book-entry transfers or        By:
securities distributed through DTC,      ---------------------------------------
and certain related matters.                   (Authorized Officer's Signature)


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:
   -------------------------------

cc: Underwriter
    Underwriter's Counsel


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

                                                                      SCHEDULE A

                   Commercial Mortgage Bonds, Series [_____]
                                (Describe Issue)

                                                                  Pass-Through
Class    CUSIP Number      Principal Amount     Maturity Date         Rate
================================================================================

                                                                      SCHEDULE B

                       SAMPLE OFFICIAL STATEMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC--bracketed material may be applicable only to certain issuers)

      1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

      2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

      3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.


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

      4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants in Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

      7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

      [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee [or Tender/Remarketing Agent's] DTC account.]


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

      10. DTC may discontinue providing its service as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

      11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

      12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.


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

                                     [LOGO]

               REPRESENTATIONS FOR ERISA-RESTRICTED SECURITIES --
                to be included in DTC Letter of Representations

      Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain whether a transfer of Securities could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974 or under
Section 4975 of the Internal Revenue of 1986. Issuer and Agent acknowledge that:
a) so long as Cede & Co. is the sole record owner of the Securities, it shall be entitled to all voting rights in respect thereof and to receive the full amount of all principal, premium, if any, and interest payable with respect thereto; and b) DTC shall treat any DTC Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities even if the crediting of such Securities to the DTC accounts of such Participant results from transfers or failures to transfer in violation of such laws. (The treatment by DTC of the effects of the crediting by it of Securities to the accounts of DTC Participants shall not affect the rights of Issuer or purchasers, sellers, or holders of Securities against any DTC Participant.)

                                     [LOGO]

                     Pro Rata Reduction of Principal Rider

            __. In the event of a pro rata reduction of principal, Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall clearly indicate that they relate to a pro rata reduction of principal and which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                  Manager, Announcements
                  Dividend Department
                  The Depository Trust Company
                  7 Hanover Square, 22nd Floor
                  New York, NY 10004-2695